Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2020 FIRST QUARTER RESULTS

ATLANTA, (May 5, 2020) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates, today announced its financial results for the first quarter ended March 31, 2020.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results
First Quarter 2020

•	Revenues before reimbursements of $237.5 million, compared with $247.1 million for the 2019 first quarter

•	Net (loss) income attributable to shareholders of $(11.4) million, compared with $6.1 million in the same period last year

•	Diluted (loss) earnings per share of $(0.21) for CRD-A and $(0.23) for CRD-B, compared with $0.12 for CRD-A and $0.10 for CRD-B in the prior year first quarter

Non-GAAP Consolidated Results
First Quarter 2020

Non-GAAP results for the 2020 first quarter have been presented on a constant dollar basis to 2019 and exclude the non-cash pretax goodwill impairment of $17.7 million and pre-tax restructuring costs of $5.7 million. Non-GAAP consolidated results for the 2019 quarter contain no adjustments.

•	Revenues before reimbursements, on a non-GAAP basis, of $238.8 million, compared with $247.1 million for the 2019 first quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $1.0 million in the 2020 first quarter, compared with $6.1 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.03 for CRD-A and $0.01 for CRD-B in the 2020 first quarter, compared with $0.12 for CRD-A and $0.10 for CRD-B in the prior year first quarter

•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $7.0 million, or 2.9% of non-GAAP revenues, in the 2020 first quarter, compared with $14.7 million, or 5.9% of revenues, in the 2019 first quarter

•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $16.7 million, or 7.0% of non-GAAP revenues, in the 2020 first quarter, compared with $21.1 million, or 8.5% of revenues, in the 2019 first quarter

Management Comments
Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “While we saw solid momentum from new business wins, claims volume in the first quarter continued to be impacted by benign weather and a slowdown in certain areas of the business related to reduced commercial activity as COVID-19 spread across the globe. In addition, even though there were incremental claims from the weather-related surge events in Australia and the U.K., as expected, the lower number of absolute surge events we experienced in 2019 carried into the first quarter. These factors helped trigger a goodwill impairment in the quarter. However, our team continued to build the sales pipeline, albeit at a slower pace, demonstrating Crawford’s resilience despite the current economic conditions. Crawford entered the COVID-19 crisis with a strong financial position with low debt and solid liquidity. In the face of this unprecedented volatility, we continue to make prudent investments in the business to attract, acquire and more seamlessly serve clients through the enhancement of our IT infrastructure, as our scale will undoubtedly serve us in the future.”

Mr. Agadi concluded, “Late last month, we announced that Rohit Verma will be stepping into the role of chief executive officer of Crawford & Company and Joseph Blanco will assume the role of president, each effective May 15th. I believe the Company will thrive under Rohit’s leadership as his deep industry expertise, combined with his operational prowess and vision for the business will prove critical as we execute our long-term strategy. Joseph is a proven leader who embodies our core values and brings incredible experience to his role. I am thankful for the nearly five years I have served as president and chief executive officer and am proud of what we have achieved. I look forward to sharing in Crawford’s success going forward as a Director of the Company.”

Segment Results for the First Quarter
Crawford TPA Solutions
Crawford TPA Solutions segment revenues before reimbursements were $96.9 million in the 2020 first quarter, decreasing from $97.8 million in the 2019 first quarter. Absent foreign currency rate fluctuations of $(0.3) million, first quarter 2020 revenues would have been $97.3 million, down 0.5% from prior year first quarter.
Excluding centralized indirect support costs, gross profit decreased to $23.2 million, or a gross margin of 24.0% in 2020 from $25.5 million, or a gross margin of 26.0% in 2019. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $6.3 million in the first quarter of 2020 representing an operating margin of 6.5% compared with $6.7 million, or 6.9% of revenues, in the 2019 first quarter.

Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $77.6 million in the first quarter of 2020, decreasing from $83.3 million in the first quarter of 2019. Absent foreign currency rate fluctuations of $(0.6) million, first quarter 2020 revenues would have been $78.2 million, down 6.1% from the prior year first quarter.
Excluding centralized indirect support costs, gross profit decreased to $13.8 million, or a gross margin of 17.8% in 2020 from $17.1 million, or a gross margin of 20.5% in 2019. After the allocation of indirect costs, the segment had an operating loss of $(3.7) million in the 2020 first quarter compared with an operating loss of $(0.3) million in the first quarter of 2019. The operating margin was (4.7)% in the 2020 quarter and (0.4)% in the 2019 quarter. The first quarter 2020 goodwill impairment was related to the Crawford Claims Solutions segment.

Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $63.0 million in the first quarter of 2020, down from $65.9 million in the same period of 2019. Absent foreign exchange rate fluctuations of $(0.3) million, revenues would have been $63.3 million for the three months ended March 31, 2020, decreasing 4.0% compared with prior year first quarter revenues.
Excluding indirect support costs, gross profit decreased to $19.0 million, or a gross margin of 30.2% in the 2020 quarter, from $22.4 million, or a gross margin of 34.0%, in the 2019 period. After allocation of indirect costs, operating earnings were $7.0 million in the 2020 first quarter compared with $12.2 million in the 2019 period. The segment’s operating margin for the 2020 quarter was 11.0% as compared with 18.5% in the 2019 quarter.

Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $2.6 million in the first quarter of 2020, compared with $3.9 million in the same period of 2019. The decrease for the three months ended March 31, 2020 was due to a decrease in defined benefit pension expense and other administrative costs.

Goodwill Impairment
We recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million, related to our Crawford Claims Solutions segment, due to lower forecasts in that reporting unit and a decrease in our market capitalization. This charge was partially offset by a $6.9 million reduction in income tax expense and $1.7 million credit in noncontrolling interest expense, for a net impact of $9.1 million, or $0.18 per share. Due to the non-discrete income tax treatment of the goodwill impairment, we anticipate the income tax benefit of the impairment to normalize during the remainder of the year, resulting in a lower full year income tax benefit.

Restructuring Costs
We recorded restructuring costs of $5.7 million in 2020, related primarily to severance and other termination costs in an effort to consolidate and streamline various functions of our workforce. These costs were partially offset by a $2.4 million reduction in income tax expense, resulting in a net impact of $3.2 million, or $0.06 per share.

COVID-19
We estimate that COVID-19 negatively impacted our revenues by $3.5 million and operating earnings by $1.8 million in the three months ended March 31, 2020. We expect the ongoing global economic slowdown resulting from COVID-19 could have a material impact to our results of operations, financial condition, and cash flow in one or more future quarters.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of March 31, 2020, totaled $83.1 million, compared with $51.8 million at December 31, 2019 as the Company accessed its revolving credit facility to increase its cash on hand as a result of the current economic conditions. The Company’s total debt outstanding as of March 31, 2020, totaled $227.1 million, compared with $177.0 million at December 31, 2019.

The Company’s operations used $8.0 million of cash during 2020, compared with $0.5 million provided in 2019. The decrease in cash provided by operating activities was primarily due to an increase in pension contributions and lower operating earnings. Free cash flow decreased by $12.7 million compared with 2019, reflecting higher capital expenditures in 2020 compared with 2019.
The Company made $3.0 million in contributions to its U.S. defined benefit pension plan and $0.2 million to its U.K. plans for 2020, compared with no contributions to the U.S. plan and $0.2 million to the U.K. plans in 2019.
During 2020, the Company repurchased 155,351 shares of CRD-A and 161,459 of CRD-B at an average cost of $8.42 per share. The total cost of share repurchases during 2020 was $2.7 million. The Company has decided to place a hold on its current share repurchase plan for the foreseeable future in order to preserve capital.

2020 Guidance
As announced in our April 6, 2020 press release, Crawford & Company has withdrawn its 2020 guidance provided on the Company’s fourth quarter and full year 2019 earnings call on March 5, 2020. Crawford & Company will provide additional business updates during its first quarter 2020 earnings call.

Conference Call
As previously announced, Crawford & Company will host a conference call on May 6, 2020 at 8:30 a.m. Eastern Time to discuss its first quarter 2020 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 3377243. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through June 6, 2020. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes, stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for goodwill impairment and restructuring costs have been included in the calculation of adjusted EBITDA.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended
(in thousands)		March 31, 2020		March 31, 2019
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$134,448	56.6%	$139,598	56.5%
U.K.	GBP	32,382	13.6%	31,581	12.8%
Canada	CAD	25,220	10.6%	29,884	12.1%
Australia	AUD	15,545	6.6%	16,255	6.6%
Europe	EUR	13,389	5.6%	12,865	5.2%
Rest of World	Various	16,547	7.0%	16,875	6.8%
Total Revenues, before reimbursements		$237,531	100.0%	$247,058	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis.

	Three months ended
(in thousands)	March 31, 2020	March 31, 2019
Operating earnings:
Crawford TPA Solutions	$6,285	$6,733
Crawford Claims Solutions	(3,679)	(313)
Crawford Specialty Solutions	6,957	12,195
Unallocated corporate and shared costs, net	(2,550)	(3,914)
Consolidated operating earnings	7,013	14,701
(Deduct) add:
Net corporate interest expense	(2,224)	(2,716)
Stock option expense	(290)	(485)
Amortization expense	(2,756)	(2,798)
Goodwill impairment	(17,674)	—
Restructuring costs	(5,714)	—
Income tax benefit (provision)	8,486	(2,933)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	1,760	340
Net (loss) income attributable to shareholders of Crawford & Company	$(11,399)	$6,109

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA.

	Three months ended
(in thousands)	March 31, 2020	March 31, 2019
Net (loss) income attributable to shareholders of Crawford & Company	$(11,399)	$6,109
Add (Deduct):
Depreciation and amortization	10,060	9,624
Stock-based compensation	880	(247)
Net corporate interest expense	2,224	2,716
Goodwill impairment	17,674	—
Restructuring costs	5,714
Income tax (benefit) provision	(8,486)	2,933
Foreign exchange fluctuations	16	—
Non-GAAP adjusted EBITDA	$16,683	$21,135

Following is a reconciliation of operating cash flow to free cash flow for the three months ended March 31, 2020 and March 31, 2019:

Three months ended
(in thousands)	March 31, 2020	March 31, 2019	Change
Net Cash (Used in) Provided by Operating Activities	$(7,978)	$523	$(8,501)
Less:
Property & Equipment Purchases, net	(2,708)	(1,737)	(971)
Capitalized Software (internal and external costs)	(4,803)	(1,605)	(3,198)
Free Cash Flow	$(15,489)	$(2,819)	$(12,670)

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax (Loss) Earnings, Net (Loss) Income and (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2020 on a constant dollar basis before goodwill impairment and restructuring costs. There were no such adjustments applicable to the 2019 period.

Three months ended March 31, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax loss	Net (loss) income attributable to Crawford & Company(1)	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share(1)
GAAP	$237,531	$7,013	$(21,645)	$(11,399)	$(0.21)	$(0.23)
Adjustments:
Goodwill impairment	—	—	17,674	9,133	0.18	0.18
Restructuring costs	—	—	5,714	3,263	0.06	0.06
Foreign exchange fluctuations	1,268	9	16	(10)	—	—
Non-GAAP Adjusted	$238,799	$7,022	$(3,955)	$987	$0.03	$0.01

Three months ended March 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$247,058	$14,701	$8,702	$6,109	$0.12	$0.10
Adjustments:	—	—	—	—	—	—
Non-GAAP Adjusted	$247,058	$14,701	$8,702	$6,109	$0.12	$0.10

(1) The income tax impact of goodwill impairment and restructuring costs is based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the goodwill impairment and restructuring costs, we anticipate the income tax benefit to normalize as income is earned during the remainder of the year, resulting in a lower full year income tax benefit.

Following is information regarding the weighted average shares used in the computation of basic and diluted (loss) earnings per share.

	Three months ended
(in thousands)	March 31, 2020	March 31, 2019
GAAP
Weighted-Average Shares Used to Compute Basic (Loss) Earnings Per Share:
Class A Common Stock	30,562	30,658
Class B Common Stock	22,578	23,367
Weighted-Average Shares Used to Compute Diluted (Loss) Earnings Per Share:
Class A Common Stock	30,562	31,106
Class B Common Stock	22,578	23,367

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,770	31,106
Class B Common Stock	22,578	23,367

(1) The Company had a net loss for GAAP reporting during the first quarter, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the quarter ended March 31, 2020, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the quarter ended March 31, 2020, financial position as of March 31, 2020, and cash flows for the quarter ended March 31, 2020 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$237,531	$247,058	(4)%
Reimbursements	8,515	9,319	(9)%
Total Revenues	246,046	256,377	(4)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	177,604	177,888	—%
Reimbursements	8,515	9,319	(9)%
Total Costs of Services	186,119	187,207	(1)%

Selling, General, and Administrative Expenses	55,754	58,659	(5)%
Corporate Interest Expense, Net	2,224	2,716	(18)%
Goodwill Impairment	17,674	—	nm
Restructuring Costs	5,714	—	nm
Total Costs and Expenses	267,485	248,582	8%

Other (Expense) Income	(206)	907	(123)%

(Loss) Income Before Income Taxes	(21,645)	8,702	(349)%
Provision for Income Taxes	(8,486)	2,933	(389)%

Net (Loss) Income	(13,159)	5,769	(328)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	1,760	340	418%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(11,399)	$6,109	(287)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.21)	$0.12	(275)%
Class B Common Stock	$(0.23)	$0.10	(330)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.21)	$0.12	(275)%
Class B Common Stock	$(0.23)	$0.10	(330)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2020 and December 31, 2019
Unaudited
(In Thousands, Except Par Values)

	March 31	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and Cash Equivalents	$83,110	$51,802
Accounts Receivable, Net	121,230	128,217
Unbilled Revenues, at Estimated Billable Amounts	108,898	103,894
Income Taxes Receivable	13,289	7,820
Prepaid Expenses and Other Current Assets	23,470	23,476
Total Current Assets	349,997	315,209

Net Property and Equipment	30,680	31,425

Other Assets:
Operating Lease Right-of-Use Asset, Net	108,974	102,354
Goodwill	62,883	80,642
Intangible Assets Arising from Business Acquisitions, Net	72,625	75,083
Capitalized Software Costs, Net	65,850	66,445
Deferred Income Tax Assets	19,221	17,971
Other Noncurrent Assets	71,442	70,884
Total Other Assets	400,995	413,379

Total Assets	$781,672	$760,013

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$39,784	$28,531
Accounts Payable	33,335	34,377
Operating Lease Liability	29,277	30,765
Accrued Compensation and Related Costs	58,140	68,499
Self-Insured Risks	10,594	11,311
Income Taxes Payable	—	3,030
Other Accrued Liabilities	35,948	31,449
Deferred Revenues	31,265	28,288
Current Installments of Finance Leases	38	15
Total Current Liabilities	238,381	236,265

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	187,271	148,408
Operating Lease Liability	95,522	87,064
Deferred Revenues	24,042	24,080
Accrued Pension Liabilities	60,548	65,909
Other Noncurrent Liabilities	31,677	33,410
Total Noncurrent Liabilities	399,060	358,871

Redeemable Noncontrolling Interests	430	2,310

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,519	30,610
Class B Common Stock, $1.00 Par Value	22,510	22,671
Additional Paid-in Capital	63,949	63,392
Retained Earnings	231,927	249,551
Accumulated Other Comprehensive Loss	(207,876)	(206,907)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	141,029	159,317
Noncontrolling Interests	2,772	3,250
Total Shareholders’ Investment	143,801	162,567

Total Liabilities and Shareholders’ Investment	$781,672	$760,013

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES
Unaudited
(In Thousands, Except Percentages)

Three Months Ended March 31,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$96,935	$97,794	(0.9)%	$77,587	$83,319	(6.9)%	$63,009	$65,945	(4.5)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,929	58,381	0.9%	53,380	55,901	(4.5)%	35,871	34,958	2.6%
% of Revenues Before Reimbursements	60.8%	59.7%		68.8%	67.1%		56.9%	53.0%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	31,721	32,680	(2.9)%	27,886	27,731	0.6%	20,181	18,792	7.4%
% of Revenues Before Reimbursements	32.7%	33.4%		35.9%	33.3%		32.0%	28.5%

Total Operating Expenses	90,650	91,061	(0.5)%	81,266	83,632	(2.8)%	56,052	53,750	4.3%

Operating Earnings (1)	$6,285	$6,733	(6.7)%	$(3,679)	$(313)	1,075.4%	$6,957	$12,195	(43.0)%
% of Revenues Before Reimbursements	6.5%	6.9%		(4.7)%	(0.4)%		11.0%	18.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS
Unaudited
(In Thousands, Except Percentages)

Three Months Ended March 31,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$96,935	$97,794	(0.9)%	$77,587	$83,319	(6.9)%	$63,009	$65,945	(4.5)%

Direct Expense	73,694	72,331	1.9%	63,800	66,242	(3.7)%	44,007	43,504	1.2%
% of Revenues Before Reimbursements	76.0%	74.0%		82.2%	79.5%		69.8%	66.0%

Segment Gross Profit	23,241	25,463	(8.7)%	13,787	17,077	(19.3)%	19,002	22,441	(15.3)%
% of Revenues Before Reimbursements	24.0%	26.0%		17.8%	20.5%		30.2%	34.0%

Indirect Costs	16,956	18,730	(9.5)%	17,466	17,390	0.4%	12,045	10,246	17.6%
% of Revenues Before Reimbursements	17.5%	19.2%		22.5%	20.9%		19.1%	15.5%

Operating Earnings (1)	$6,285	$6,733	(6.7)%	$(3,679)	$(313)	1,075.4%	$6,957	$12,195	(43.0)%
% of Revenues Before Reimbursements	6.5%	6.9%		(4.7)%	(0.4)%		11.0%	18.5%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended March 31, 2020 and March 31, 2019
Unaudited
(In Thousands)

	2020	2019
Cash Flows From Operating Activities:
Net (Loss) Income	$(13,159)	$5,769
Reconciliation of Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	10,060	9,624
Goodwill Impairment	17,674	—
Stock-Based Compensation Costs	880	(247)
Changes in Operating Assets and Liabilities:
Accounts Receivable, Net	6,084	1,571
Unbilled Revenues, Net	(7,240)	(8,361)
Accrued or Prepaid Income Taxes	(10,355)	1,922
Accounts Payable and Accrued Liabilities	(4,617)	(8,257)
Deferred Revenues	2,898	1,578
Accrued Retirement Costs	(8,638)	(3,393)
Prepaid Expenses and Other Operating Activities	(1,565)	317
Net Cash (Used in) Provided by Operating Activities	(7,978)	523

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(2,708)	(1,737)
Capitalization of Computer Software Costs	(4,803)	(1,605)
Net Cash Used in Investing Activities	(7,511)	(3,342)

Cash Flows From Financing Activities:
Cash Dividends Paid	(3,268)	(3,282)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	10	(110)
Repurchases of Common Stock	(2,666)	(16,418)
Increases in Revolving Credit Facility Borrowings	65,179	30,385
Payments on Revolving Credit Facility Borrowings	(11,910)	(11,578)
Increases in Finance Lease Obligations	138	—
Payments on Finance Lease Obligations	(2)	(54)
Acquisition of Noncontrolling Interests	(292)	—
Dividends Paid to Noncontrolling Interests	—	(84)
Net Cash Provided by (Used In) Financing Activities	47,189	(1,141)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(392)	515
Increase (Decrease) in Cash and Cash Equivalents	31,308	(3,445)
Cash and Cash Equivalents at Beginning of Year	51,802	53,119
Cash and Cash Equivalents at End of Period	$83,110	$49,674